UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 4, 2006

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

On December 4, 2006, Kyphon Inc. (“Kyphon”), Neptune Acquisition Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Kyphon (“Merger Sub”), St. Francis Medical Technologies, Inc., a Delaware corporation (“St. Francis”), and Philip M. Young, as the appointed representative of the stockholders of St. Francis, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Kyphon agreed to acquire 100% of St. Francis’s fully diluted equity (the “Acquisition”) for a payment of up to $725 million. The cash payment will consist of an upfront cash payment of $525 million, reduced by the amount by which certain fees and expenses of legal and financial advisors in connection with the Acquisition and St. Francis’ pending initial public offering exceed $10 million (the “Merger Consideration”) and an earnout payment to be paid in two tranches totaling up to $200 million (each such payment, an “Earnout Amount,” and the sum of such payments, the “Total Earnout”), payable in cash or, in the case of certain stockholders, a combination of cash and stock, at Kyphon’s election.

The Acquisition

Under the Merger Agreement, at the effective time of the Acquisition (the “Effective Time”), Merger Sub will merge into St. Francis, with St. Francis surviving as a direct wholly owned subsidiary of Kyphon. At the Effective Time, subject to the receipt of earnout payments described below each share of St. Francis’s capital stock (other than shares held by Kyphon, St. Francis or any of their respective subsidiaries and shares for which dissenters rights have been validly exercised) will be cancelled and converted into the right to receive an amount of cash (the “Per Share Consideration”) equal to (x) the Merger Consideration plus the aggregate exercise price of outstanding options to purchase St. Francis common stock divided by (y) the number of shares of St. Francis common stock outstanding, including shares issuable upon conversion of outstanding preferred stock and exercise of outstanding options. Immediately prior to the Effective Time, each issued and outstanding option to purchase St. Francis common stock will be subject to an accelerated vesting schedule and converted into a right to receive an amount of cash equal to (x) the excess, if any of the product of the Per Share Consideration and the total number of shares of St. Francis common stock deliverable upon exercise of such option over the aggregate exercise price of such option shares. The cash consideration for any unvested options will be paid into escrow and, subject to exceptions, be subject to a six month vesting period. Restricted stock will also be subject to an accelerated vesting schedule. Merger Consideration corresponding to restricted stock for which the vesting is not accelerated will similarly be paid into escrow and, subject to exceptions, be subject to a six month vesting period.

In addition to the Merger Consideration, St. Francis stockholders and optionholders will also have a right to receive their pro rata portion of the Total Earnout. The Total Earnout will be determined based on net U.S. sales of St. Francis’s X STOP® interspinous process decompression device for the six month periods ending December 31, 2007 and June 30, 2008, respectively (each, the “Earnout Revenue”). Each Earnout Amount will equal the product of the Earnout Revenue for the respective period multiplied by two (2), subject to an aggregate cap on the Total Earnout of $200 million.

Under the Merger Agreement, Kyphon is entitled to indemnification for breaches of representations, warranties, covenants and agreements up to a maximum of five percent of the sum of the Merger Consideration and the Total Earnout, and subject to certain limitations.

Pursuant to the Merger Agreement, the Acquisition is subject to various conditions to closing, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. The approval of St. Francis’ stockholders has already been obtained.

Kyphon expects to file a copy of the Merger Agreement as an exhibit to its Form 10-K for its 2006 fiscal year and encourages you to read it when it is filed for a more complete understanding of the transaction.

Stockholder Agreements

In connection with the Acquisition, certain St. Francis securityholders entered into agreements with Kyphon, each dated as of December 4, 2006. Each agreement provides that at the time that earnout payments are made, Kyphon may sell a number of shares of Kyphon common stock, based on a 10-day weighted average stock price, for aggregate proceeds equal to the earnout proceeds payable to such stockholder. Kyphon’s option to sell stock is subject to a number of conditions, including (i) Kyphon’s status as a “well-known seasoned issuer”, (ii) the accuracy of certain representations and warranties contained in the Merger Agreement as of the sale date of the stock, except for inaccuracies that would not have a material adverse effect on Kyphon, and (iii) the absence of any undisclosed events that have had a material adverse effect on Kyphon. The offering and sale of shares of Kyphon common stock under the agreements will be made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since each such stockholder is an accredited investor as defined in Rule 501(a) of the Securities Act. Under the agreements, Kyphon has agreed to file a shelf registration statement on Form S-3 covering the resale of the shares of Kyphon common stock immediately after their issuance. The following securityholders who, as of December 4, 2006, collectively owned approximately 77% percent of the outstanding shares of St. Francis common stock (including common stock issuable upon conversion of preferred stock and exercise of options) have entered into such agreements: 2180 Associates Fund VI, L.P., Michael Bates, David Clapper, Joseph Cutts, Essex Woodlands Health Ventures Fund V, L.P., Ken Hsu, Alan L. Kaganov and Carol M. Kaganov, as Trustees of the Kaganov Family Revocable Trust of October 16, 2002, Thirza Lysakowski, Sheldon R. Meyer, Sheldon R. Meyer as Custodian for Andrew L. Meyer under California Uniform Transfer to Minors Act, Sheldon R. Meyer as Custodian for Benjamin R. Meyer under California Uniform Transfer to Minors Act, Kevin Sidow, Kevin K. Sidow, as Trustee of the Kevin K. Sidow 2006 Grantor Retained Annuity Trust, Nancy W. Sidow, as Trustee of the Nancy W. Sidow 2006 Grantor Retained Annuity Trust, Trellis Health Ventures, L.P., U.S. Venture Partners VI, L.P., USVP Entrepreneur Partners VI, L.P., USVP VI Affiliates Fund, L.P., Versant Side Fund I, L.P., Versant Venture Capital I, L.P., Versant Affiliates Fund I-B, L.P., Versant Affiliates Fund I-A, L.P., The Weinstein Living Trust dated December 11, 1995, Allan M. Weinstein and Phyllis Weinstein Trustees, Scott Yerby, David S. Zuckerman, as Trustee of the James F. Zucherman Irrevocable Trust dated October 9, 2003, David S. Zuckerman, as Trustee of the Ken Y. Hsu Irrevocable Trust dated October 9, 2003 and James Zucherman.

Kyphon expects to file a copy of the form agreement as an exhibit to its Form 10-K for its 2006 fiscal year and encourages you to read it when it is filed for a more complete understanding of the transaction.

The Financing

In connection with the execution of the Merger Agreement, Kyphon entered into a commitment letter, dated December 3, 2006 (the “Commitment Letter”), with Bank of America Securities LLC (“BAS”) and Bank of America, N.A. (“Bank of America”). Under the Commitment Letter, Bank of America has committed to provide Kyphon with credit facilities of up to $575-675 million, which shall include (i) a $200-300 million 5-year revolving credit facility, which will include a $50 million sublimit for the issuance of standby letters of credit in U.S. dollars, a $25 million sublimit for swingline loans in U.S. dollars and a $100 million sublimit for multicurrency loans (the “Revolving Credit Facility”) and (ii) a $375 million 7-year term loan B facility which amortizes 1% per year (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Senior Credit Facilities”), in each case, pursuant to the summary of terms and conditions of the Senior Credit Facilities referenced in the Commitment Letter (the “Terms of the Senior Credit Facilities”).

The Commitment Letter

BAS has agreed to use its best efforts to seek consent of the Lenders (as defined below) to the Acquisition by an amendment to certain provisions of the Credit Agreement, dated as of October 20, 2006 (the “Existing Credit Agreement”), by and among Kyphon, the subsidiaries of Kyphon from time to time party thereto, Bank of America, BAS and the other agents and lenders party thereto (together with Bank of America, the “Lenders”) and Bank of America has agreed to assume the commitment of any Lender or Lenders that do not consent to such amendment, in an aggregate amount up to $200,000,000 (the “Backstop Commitment”). If Bank of America fails to buyout the Lenders refusing to consent or such Lenders declining to consent cannot be outvoted by consenting Lenders, Bank of America has agreed to provide the Backstop Commitment in connection with a new credit agreement.

The Commitment Letter shall expire on the earliest of (i) May 31, 2007, (ii) the closing of the Acquisition without the use of the Senior Credit Facilities, (iii) the acceptance by St. Francis of an offer for any substantial part of their capital stock or assets other than as part of the Acquisition and (iv) Kyphon notifying Bank of America that it will not be completing the Acquisition.

Terms of the Senior Credit Facilities

Kyphon may prepay the Senior Credit Facilities without premium or penalty and the unutilized portion of any commitment under the Revolving Credit Facility in excess of the swing line loans and the stated amount of outstanding letters of credit may be irrevocably canceled in whole or in part.

Indebtedness under this facility will be secured by a pledge of (i) all present and future shares of capital stock of (or other ownership or profit interests in) each present and future subsidiary (limited, in the case of each entity that is a first tier foreign subsidiary, to a pledge of 65% of the voting capital stock and 100% of the non-voting capital stock), (ii) all present and future leased or owned real estate, (iii) all present and future intercompany debt, (iv) all of the present and future personal property and assets; and (v) all proceeds and products of the property and assets described in clauses (i), (ii), (iii) and (iv) above.

Kyphon must prepay the Term Loan Facility (and permanently reduce the commitments thereunder) with (a) 100% of net cash proceeds (i) from sales of property and assets of Kyphon and its subsidiaries (excluding sales of inventory in the ordinary course of business and allowing for reinvestment), (ii) of extraordinary receipts (as this term is defined in the definitive documentation for the Senior Credit Facilities (the “Loan Documents”)) and (iii) from the issuance or incurrence of additional debt of Kyphon or any of its subsidiaries otherwise permitted under the loan documentation (each of which shall exclude exceptions to be agreed in the Loan Documents), (b) 50% of all net cash proceeds from the issuance of additional equity interests in Kyphon or any of its subsidiaries otherwise permitted under the Loan Documents (to exclude in any event issuance of equity interests and application of the proceeds thereof in connection with earnout obligations), and (c) 75% of excess cash flow if the maximum leverage ratio exceeds 3.00 to 1.00. “Excess cash flow” and “maximum leverage ratio” will be calculated pursuant to a mechanism to be agreed in the Loan Documents).

Kyphon will be subject to certain other restrictions, including restrictions on: (i) liens, mergers, consolidations and sales of all or substantially all of its assets, incurrence of debt; (ii) dividends, stock redemptions and other restricted payments; (iii) investments (including loans and advances) and acquisitions; (iv) capital expenditures; (v) transactions with affiliates; (vi) restrictions against liens on additional assets being granted to the Lenders or restrictions on any domestic subsidiary of Kyphon becoming a guarantor or restrictions against the upstream of cash flow from subsidiaries, whether by dividend, loan, loan payment or otherwise, to Kyphon; and (vii) limitations on payment of the earnout obligations of the Kyphon incurred in connection with the Acquisition. Kyphon will also be subject to financial covenants, including maintenance on a rolling four quarter basis of (a) a maximum leverage ratio of less than 4.50 to 1.00 with step-downs to be determined and (b) an interest coverage ratio to be determined.

The Senior Credit Facilities will have requirements regarding conditions precedent to closing of the Senior Credit Facilities and all borrowings, representations and warranties, affirmative covenants and events triggering default under the Senior Credit Facilities, all of which are expected to be substantially similar to such terms and conditions usual and customary in transactions of this type.

Kyphon expects to file a copies of the Commitment Letter and the Terms of the Senior Credit Facilities as exhibits to its Form 10-K for its 2006 fiscal year and encourages you to read the Commitment Letter and the Terms of the Senior Credit Facilities when they are filed for a more complete understanding of the transaction.

ITEM 3.02. Unregistered Sale of Securities.

The terms of the Stockholder Agreements are described under the section entitled “Stockholder Agreements” in Item 1.01 above and incorporated by reference into this Item 3.02.

ITEM 7.01. Regulation FD Disclosure.

On December 4, 2006, Kyphon issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

ITEM 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Kyphon Inc., dated December 4, 2006 announcing entry into the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2006

KYPHON INC.

By:	/s/ David M. Shaw
David M. Shaw
Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Kyphon Inc., dated December 4, 2006 announcing entry into the Merger Agreement.